Exhibit 99.1

Enertopia Corporation Patent Update

Kelowna, British Columbia, April 21st, 2021 - Enertopia Corporation ("Enertopia'' or the "Company") a company focused on building shareholder value through a combination of our Nevada Lithium claims, intellectual property, & patents in the green technology space, is pleased to provide the following update.

Our research, development, and engineering teams have been successful in the BETA testing of our new solar device patent.  After completing a rigorous data gathering process, our team has determined that the technology has led to a major breakthrough of not one, but two separate patent worthy products.

We have now submitted two provisional patents for final verification with our patent attorneys.    At this point we are dependent on the speed of the patent attorneys to review the submission.  Once the provisional patents have been filed, we will be able to go into greater detail of the patent applications and subsequent 3rd party real world testing program.

We appreciate the patience of our investors as we move forward and encourage them to read over our most recent quarterly report where we increased assets by 81% in the last quarter, while also reducing our current liabilities by 10%.  This strengthening of the balance sheet will greatly enhance our ability to independently move forward with this project once the patents are reviewed by the USPTO.

"We look forward to sharing the details of this exciting new technology with our investor base as soon as the patents are filed with the USPTO." Stated CEO Robert McAllister "Enertopia has made great strides forward in the last year by continuing to develop our Nevada lithium property, expanding into Green Technology, all while improving our balance sheet & cash position moving into 2021."

Conclusion:

We continue to believe that the Lithium hosted claystone deposits in Nevada will become major sources of Lithium production in the 2020s while offering the United States a secure domestic supply of battery grade Lithium products. We are also excited to see and witness the convergence of several technologies that are changing the very way we produce and consume electrical energy amidst the growing opportunities for a better world.

The Company thanks the shareholders for their questions. We continue to work diligently and methodically along our path that we believe over time will benefit all current stakeholders the most.

About Enertopia:

A Company focused on using modern technology on extracting lithium and verifying or sourcing other intellectual property in the EV & green technologies to build shareholder value.

Enertopia shares are quoted in the United States under ticker symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1-888-ENRT201.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mining or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that the testing for the brine recovery system will be effective for the recovery of Lithium and if effective will be economic or have any positive impact on Enertopia, or that current talks with respect to potential joint ventures or partnerships will result in definitive agreements. There can be no assurance that patent #6,024,086 will have a positive impact on Enertopia. There can be no assurance that provisional patents will become patents. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The OTC has not reviewed and does not accept responsibility for the adequacy or accuracy of this release